CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of
AmBase Corporation of our report dated March 10, 1999 appearing on Page 10 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
March 22, 1999